HUNTER ACQUISITION CORP.
NOTICE OF GRANT OF STOCK OPTION
     Pursuant to the terms and conditions of the Hunter Acquisition Corp. 2005 Stock Incentive Plan, attached as Appendix A (the “Plan”), and the associated Stock Option Agreement, attached as Appendix B (the “Option Agreement”), you are hereby granted an option (this “Option”) to purchase shares of Stock (as defined in the Option Agreement) under the conditions set forth below, in the Option Agreement, and in the Plan.

Type of Option:	Check one (and only one) of the following:

☐ Incentive Stock Option (This Option is intended to be an Incentive Stock Option (as defined in the Plan).)

☐ Nonstatutory Stock Option (This Option is not intended to be an Incentive Stock Option (as defined in the Plan).)

Optionee:

Date of Grant:	, 20___

Number of Shares:

Option Price:	$ per share.

Note: In the case of an Incentive Stock Option, the Option Price must be at least 100% (or, in the case of a 10% shareholder of the Company, 110%) of the Fair Market Value (as defined in the Plan) of a share of Stock on the Date of Grant.

Expiration Date:	, 20___.

Note: In the case of an Incentive Stock Option, this date cannot be more than ten years (or in the case of a 10% shareholder of the Company, more than five years) from the Date of Grant.

Vesting Schedule:	As long as Optionee’s Service (as defined in the Option Agreement) is continuous, Optionee will acquire (a) a 20% Vested Interest (as defined in the Option Agreement) in the shares subject to this Option on the first anniversary of the Date of Grant and (b) an additional 1/60 Vested Interest (as defined in the Option Agreement) in such shares upon the completion of each full month following the first anniversary of the Date of Grant until Optionee acquires a 100% Vested Interest in the shares.

Note: Optionee’s acquisition of a Vested Interest will accelerate upon certain events associated with a Corporate Change (as defined in the Plan) in accordance with Section 4.2 of the Option Agreement.

     By your signature and the signature of the Company’s representative below, you and the Company hereby acknowledge your receipt of this Option granted on the Grant Date indicated above, which has been issued to you under the terms and conditions of the Plan and the Option Agreement. You further acknowledge receipt of the copy of the Plan and Option Agreement and agree to all of the terms and conditions of the Plan and the Option Agreement, which are incorporated in this Option by reference.
Note: To accept the grant of this Option, you must execute this form and return an executed copy to                      (the “Designated Recipient”) by                     . Failure to return the executed copy to the Designated Recipient by such date will render this Option invalid.
HUNTER ACQUISITION CORP.

By:
Title:

ACCEPTED BY:
OPTIONEE

Signature:
Date:

DESIGNATED RECIPIENT

By:
Date Received:

Attachments:	Appendix A — Hunter Acquisition Corp. 2005 Stock Incentive Plan
Appendix B — Stock Option Agreement

APPENDIX A
HUNTER ACQUISITION CORP.
2005 STOCK INCENTIVE PLAN
(See Attached)

APPENDIX B
STOCK OPTION AGREEMENT
(See Attached)

HUNTER ACQUISITION CORP.
2005 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT
     THIS AGREEMENT is made as of the Date of Grant set forth in the Notice of Grant of Stock Option (“Notice of Grant”) between Hunter Acquisition Corp., a Delaware corporation (the “Company”), and Optionee in order to carry out the purposes of the Hunter Acquisition Corp. 2005 Stock Incentive Plan (the “Plan”) by affording Optionee the opportunity to purchase shares of Class B Stock of the Company, and in consideration of the mutual agreements and other matters set forth in this Agreement, in the Notice of Grant, and in the Plan, the Company and Optionee hereby agree as follows:
Section 1. DEFINITIONS
          1.1 Definitions. Wherever used in this Agreement, the following words and phrases when capitalized will have the meanings ascribed below, unless the context clearly indicates to the contrary, and all other capitalized terms used in this Agreement, which are not defined below, will have the meanings set forth in the Plan.
               (a) “Act” means the Securities Act of 1933, as amended.
               (b) “Agreement” means this stock option agreement between Optionee and the Company.
               (c) “Cause” means “cause” as defined in Optionee’s employment or service agreement or in the absence of such an agreement or such a definition, “Cause” will mean a determination by the Committee that Optionee (i) has engaged in personal dishonesty, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty involving personal profit, (ii) is unable to satisfactorily perform or has failed to satisfactorily perform Optionee’s duties and responsibilities for the Company or any Affiliate, (iii) has been convicted of, or plead nolo contendere to, any felony or a crime involving moral turpitude, (iv) has engaged in negligence or willful misconduct in the performance of his duties, including, but not limited to, willfully refusing without proper legal reason to perform Optionee’s duties and responsibilities, (v) has materially breached any corporate policy or code of conduct established by the Company or any Affiliate as such policies or codes may be adopted from time to time, (vi) has violated the terms of any confidentiality, nondisclosure, intellectual property, nonsolicitation, noncompetition, proprietary information and inventions, or any other agreement between Optionee and the Company related to Optionee’s Service, or (vii) has engaged in conduct that is likely to have a deleterious effect on the Company or any Affiliate or their legitimate business interests, including, but not limited to, their goodwill and public image.
               (d) “Date of Grant” means the date set forth as the Date of Grant in the Notice of Grant.

               (e) “Expiration Date” means the date set forth as the Expiration Date in the Notice of Grant.
               (f) “For Cause Option Share Repurchase Option” means the right of the Company to repurchase, upon the termination of Optionee’s Service, the Option Shares granted to Optionee as set forth in Section 5.2.
               (g) “Involuntary Termination” means a termination of Optionee’s Service, which (i) is not initiated in whole or in part by Optionee, (ii) is not a termination as a result of disability or death, and (iii) is not consented to by Optionee.
               (h) “Notice of Grant” means the Notice of Grant of Stock Option accompanying the Agreement.
               (i) “Option” means the right and option to purchase shares of Stock on the terms set forth in this Agreement, the Notice of Grant, and the Plan.
               (j) “Optionee” means the person to whom this Option is granted as specified in the Notice of Grant.
               (k) “Option Share Repurchase Option” means the right of the Company to repurchase, upon the termination of Optionee’s Service, the Option Shares granted to Optionee as set forth in Section 5.2.
               (l) “Option Shares” means the Stock purchased pursuant to the exercise of the Option.
               (m) “Service” means Optionee’s service in his status as Employee, Consultant, or Director, as applicable, or status as employee, consultant, or director of a corporation, or parent or subsidiary of such corporation, assuming or substituting a new option for this Option; provided, however, in the case of an Incentive Stock Option, “Service” means only Optionee’s service in his status as an Employee or status as an employee of a corporation, or parent or subsidiary of such corporation, assuming or substituting a new option for this Option.
               (n) “Stock” means shares of Class B Stock.
               (o) “Vested Interest” means the vested interest determined in accordance with Section 4 of this Agreement.
               (p) “Vesting Schedule” means the Vesting Schedule specified in the Notice of Grant.
          1.2 Number and Gender. Wherever appropriate in this Agreement, words used in the singular will be considered to include the plural, and words used in the plural will be considered to include the singular. The masculine gender, where appearing in this Agreement, will be deemed to include the feminine gender where appropriate.

          1.3 Headings of Sections and Subsections. The headings of Sections and Subsections in this Agreement are included solely for convenience. If there is any conflict between such headings and the text of the Plan, the text will in all cases control. All references to Sections and Subsections are to this document unless otherwise indicated.
Section 2. GRANT OF OPTION AND PURCHASE PRICE
          2.1 Grant of Option. The Company hereby grants to Optionee the Option to purchase all or any part of the shares subject to the Option on the terms and conditions set forth in this Agreement and in the Notice of Grant and the Plan. The number of shares subject to purchase under the Option are set forth in such Optionee’s Notice of Grant. The Notice of Grant and the Plan are incorporated in this Agreement by reference as a part of this Agreement.
          2.2 Purchase Price. The purchase price of the Stock purchased pursuant to the exercise of this Option (“Option Shares”) will be the price per share as set forth in the Notice of Grant.
Section 3. EXERCISE OF OPTION
          3.1 Exercise of Option. Subject to the earlier expiration of this Option as provided in Section 3.2 or 3.3, and subject to the exercise restrictions set forth in Section 3.4, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Chief Executive Officer, at any time and from time to time after the Date of Grant, but this Option will be exercisable only for the portion of this Option in which Optionee has acquired a Vested Interest in accordance with Section 4 of this Agreement.
          3.2 Effect of Termination of Service on Exercisability. Except as provided in Sections 3.5 and 3.6, this Option may be exercised only while Optionee remains in Service and will terminate and cease to be exercisable upon Optionee’s termination of Service, except as follows:
               (a) Termination on Account of Disability. If Optionee’s Service terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised by Optionee (or Optionee’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Optionee) at any time during the period of one year following such termination, but only as to the portion of this Option in which Optionee had a Vested Interest as of the date Optionee’s Service so terminates.
               (b) Termination on Account of Death. If Optionee dies while in Service, Optionee’s estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Optionee, may exercise this Option at any time during the period of one year following the date of Optionee’s death, but only as to the portion of this Option in which Optionee had a Vested Interest as of the date of Optionee’s death.
               (c) Involuntary Termination not for Cause. If Optionee’s Service terminates as an Involuntary Termination for any reason other than as described in Subsection 3.2(a) or 3.2(b), unless such Service is terminated for Cause, this Option may be exercised by Optionee at any time during the period of three months following such Involuntary Termination, or by Optionee’s estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Optionee) during a period of one year following Optionee’s death if Optionee dies during such three-month period, but in each such case only as to the portion of this Option in which Optionee had a Vested Interest as of the date Optionee’s Service so terminates. The Committee may, in its sole discretion, advise Optionee in writing, prior to a termination of Optionee’s Service that would not otherwise be an Involuntary Termination other than for Cause, that such termination will be treated for purposes of this Subsection as an Involuntary Termination and for a reason other than Cause.
          3.3 Term of Option. This Option will not be exercisable in any event after the Expiration Date.
          3.4 Restrictions on Exercise.
               (a) Non-Transferability of Option. Notwithstanding any provision of this Section to the contrary, the Option may be exercised, during the lifetime of Optionee, only by Optionee or Optionee’s guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.
               (b) Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the grant of the Option and the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Act is at the time of exercise of the Option in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority has not been obtained. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
          3.5 Extension if Exercise Prevented by Law. Notwithstanding Section 3.2, if the exercise of the Option within the applicable time periods set forth in Section 3.2 is prevented by the provisions of Subsection 3.4(b), the Option will remain exercisable until 30 days after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Optionee should consult with the Optionee’s own tax advisor as to the tax consequences of any such delayed exercise.
          3.6 Extension if Optionee Subject to Section 16(b). Notwithstanding Section 3.2, if a sale within the applicable time periods set forth in Section 3.2 of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the 1934 Act, the Option will remain exercisable until the earliest to occur of (i) the 10th day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the 190th day after the Optionee’s termination of Service, or (iii) the Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Optionee should consult with the Optionee’s own tax advisor as to the tax consequences of any such delayed exercise.
          3.7 Method of Payment.
               (a) Methods of Payment Authorized. Subject to Subsection 3.7(b), the purchase price of shares as to which this Option is exercised will be paid in full at the time of exercise (i) in cash (including check, bank draft, or money order payable to the order of the Company), (ii) in whole shares of Stock having a Fair Market Value equal to the purchase price, (iii) by cashless exercise as described in Subsection 3.7(b)(ii), or (iv) any combination of the above. No fraction of a share of Stock will be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Optionee will provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock.
               (b) Limitations on Methods of Payment.
               (i) Payment in Stock. Subsection 3.7(a) notwithstanding, the Option may not be exercised in shares of Stock (A) to the extent such exercise would constitute a violation of the provisions of any law, regulation, or agreement restricting the redemption of the Company’s Stock or (B) unless such shares either have been owned by the Optionee for more than six months or were not acquired through an option issued by the Company.
               (ii) Cashless Exercise. Optionee (or the person permitted to exercise this Option in the event of Optionee’s death or disability) may direct, in a properly executed written notice, that the exercise of this Option be effected as a “cashless exercise.” A “cashless exercise” means the assignment in a form acceptable to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) or an immediate sale to the Company respecting all or any part of the shares of Stock to which Optionee is entitled upon exercise of this Option pursuant to an extension of credit by the Company, on an interest-free basis, to Optionee of the purchase price (in such event, immediately following such sale, Optionee will deliver to the Company funds sufficient to satisfy such extension of credit). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to decline to approve or terminate any such program or procedure. Generally, and without limiting the Company’s absolute discretion, a “cashless exercise” will only be permitted at such times in which the shares underlying this Option are publicly traded.
          3.8 Issuance of Certificate. Subject to Section 5.1, a certificate or certificates evidencing the shares of Stock acquired pursuant to this Option will be issued by the Company to, and registered in the name of, Optionee (or any other person permitted to exercise this Option pursuant to the terms of the Plan and Agreement). The Company may at any time place legends referencing any restrictions on all certificates representing shares of Stock subject to the provisions of this Agreement. Unless and until a certificate or certificates representing such shares will have been issued by the Company to Optionee, Optionee (or any other person permitted to exercise this Option pursuant to the terms of the Plan and this Agreement) will not be or have any of the rights or privileges of a stockholder of the Company with respect to shares acquirable upon an exercise of this Option.
     Section 4. VESTING
          4.1 Vesting of Shares. Subject to Sections 4.2 and 4.3, Optionee will acquire a Vested Interest in this Option in accordance with the Vesting Schedule set forth in the Notice of Grant. Notwithstanding Optionee’s acquisition of a Vested Interest pursuant to this Section, no Option or portion of an Option will be exercisable by Optionee prior to or after the time provided in Section 3 or in any manner except as provided in Section 3.
          4.2 Acceleration of Vesting upon Certain Events Associated with a Corporate Change. Unless otherwise provided in the Notice of Grant, Optionee will acquire a Vested Interest in the Option prior to the time stated in Section 4.1 as follows:
               (a) If Optionee’s Service terminates as an Involuntary Termination other than for Cause within 12 months following the effective date of a Corporate Change, Optionee will acquire, effective as of the effective date of the termination of Optionee’s Service, a 100% Vested Interest in the shares subject to this Option.
          4.3 Termination of Optionee’s Service. Upon termination of Optionee’s Service for any reason, including, but not limited to, death and disability, Optionee will cease to acquire as of the date of such termination any additional Vested Interest in the shares subject to this Option. Optionee will forfeit his Vested Interest in any unexercised portion of this Option effective immediately upon Optionee’s termination of his Service for Cause (as determined by the Committee notwithstanding that Cause may not be a reason expressed by the Company for such termination). In the event of such a forfeiture, Optionee will, upon demand by the Company, promptly surrender to the Company the unexercised portion of this Option. If Optionee’s Service is terminated either (a) during the first 12 months after the Date of Grant or (b) at any time with Cause, then all Option Shares shall be subject to the For Cause Option Share

Repurchase Option under Section 5.2(a). If Optionee’s Service is terminated in any other manner, then the Option Shares shall be subject to the Option Share Repurchase Option under Section 5.2(a).
     Section 5. STATUS OF STOCK AND RESTRICTIONS
          5.1 Status of Stock. With respect to the status of the Stock, at the time of execution of this Agreement Optionee understands and agrees to all of the following:
               (a) Optionee understands that at the time of the execution of this Agreement the shares of Stock to be issued upon exercise of this Option have not been registered under the Act or any state securities law and that the Company does not currently intend to effect any such registration. In the event exemption from registration under the Act is available upon an exercise of this Option, Optionee (or the person permitted to exercise this Option in the event of Optionee’s death or disability), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to ensure compliance with applicable securities laws.
               (b) Optionee agrees that the shares of Stock that Optionee may acquire by exercising this Option will be acquired for investment without a view to distribution, within the meaning of the Act, and will not be sold, transferred, assigned, pledged, or hypothecated in the absence of an effective registration statement for the shares under the Act and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws. Optionee also agrees that the shares of Stock that Optionee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws, whether federal or state.
               (c) Optionee agrees that (i) the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (ii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.
          5.2 Share Repurchase Options.
               (a) Grant of Share Repurchase Options. Subject to Section 4.3, upon the termination of Optionee’s Service either (i) during the first 12 months after the Date of Grant or (ii) at any time for Cause, the Company will have the right to repurchase all Option Shares issued pursuant to this Agreement under the terms and subject to the conditions set forth in this Section (the “For Cause Option Share Repurchase Option”). Subject to Section 4.3, upon the termination of Optionee’s Service in any other manner the Company will have the right to repurchase the Option Shares issued pursuant to this Agreement under the terms and subject to the conditions set forth in this Section (the “Option Share Repurchase Option”).
               (b) Exercise of Share Repurchase Options. The Company may exercise the For Cause Option Share Repurchase Option by written notice to Optionee within 90 days after termination of Optionee’s Service. If the Company fails to give notice within such

90 day period, the For Cause Option Share Repurchase Option will expire unless the Company and Optionee have agreed in writing, prior to the end of such 90 day period, to extend the time for the exercise of the For Cause Option Share Repurchase Option. The For Cause Option Share Repurchase Option may be exercised by the Company, if at all, for any or all of the Option Shares. The Company may exercise the Option Share Repurchase Option by written notice to Optionee within 12 months after termination of Optionee’s Service. If the Company fails to give notice within such 12-month period, the Option Share Repurchase Option will expire unless the Company and Optionee have agreed in writing, prior to the end of such 12-month period, to extend the time for the exercise of the Option Share Repurchase Option. The Option Share Repurchase Option may be exercised by the Company, if at all, for any or all of the Option Shares.
               (c) Payment for Option Shares and Return of Option Shares to Company. The purchase price per share of Option Shares being repurchased by the Company pursuant to the For Cause Option Share Repurchase Option will be an amount equal to Optionee’s original purchase price per share as set forth in the Notice of Grant, as adjusted pursuant to Section 9 of the Plan (the “For Cause Option Share Repurchase Price”). The Company will pay the aggregate For Cause Option Share Repurchase Price to Optionee in cash within 60 days after the date of the written notice to Optionee of the Company’s exercise of the For Cause Option Share Repurchase Option. For purposes of the foregoing, cancellation of any indebtedness of Optionee to the Company associated with the purchase of the shares will be treated as payment to Optionee in cash to the extent of the unpaid principal and any accrued interest canceled. The shares being repurchased will be delivered to the Company by Optionee at the same time as the delivery of the For Cause Option Share Repurchase Price to Optionee. The purchase price per share of Option Shares being repurchased by the Company pursuant to the Option Share Repurchase Option will be an amount equal to the Fair Market Value of the Stock determined, at the Company’s option, either as of the time of the termination of Optionee’s Service or as of the time of such repurchase (the “Option Share Repurchase Price”). The “Fair Market Value” of the Stock shall mean the value per share determined in good faith by the Board of Directors of the Company. The Company will pay the aggregate Option Share Repurchase Price to Optionee in cash within 60 days after the date the Company sends the Optionee written notice of the Company’s exercise of the Option Share Repurchase Option. For purposes of the foregoing, cancellation of any indebtedness of Optionee to the Company associated with the purchase of the shares will be treated as payment to Optionee in cash to the extent of the unpaid principal and any accrued interest cancelled. The shares being repurchased will be delivered to the Company by Optionee at the same time as the delivery of the Option Share Repurchase Price to Optionee.
               (d) Assignment of For Cause Option Share Repurchase Option and Option Share Repurchase Option. The Company will have the right to assign the For Cause Option Share Repurchase Option and Option Share Repurchase Option at any time, whether or not such option is then exercisable, to one or more persons or entities as may be selected by the Company.

          5.3 Company’s Right of First Refusal.
               (a) If, at any time, Optionee has exercised this Option and purchased Stock, Optionee agrees that if Optionee thereafter intends to transfer any or all of the Option Shares, Optionee will first give the Company notice in writing of such proposed transfer. Such notice (the “Notice”) will contain (i) the name and address of Optionee and the proposed transferee, (ii) the terms and conditions of such transfer, including, in the event that any third party offer has been received by Optionee and Optionee intends to accept such offer, the purchase price, and if such price is to be paid in whole or in part in consideration other than cash, a full and complete description of such non-cash consideration, and (iii) an offer (the “Required Offer”) to sell such Option Shares to the Company at a price per share equal to the proposed consideration for the transfer of such Option Shares. The Committee will determine the fair cash equivalent of any proposed consideration that is other than cash. At any time during the 30-day period immediately following the delivery of the Notice to the Company, the Company will have the exclusive right and option, but not the obligation, to accept the Required Offer and proceed with the purchase of such Option Shares pursuant to such Required Offer. In the event the Company does not exercise its rights as set forth in this Section, Optionee will be free to transfer such Option Shares under the terms and conditions stated in the Notice; provided, however, that if such transfer does not take place within 60 days following the delivery of the Notice to the Company, the terms of this Section must once again be followed prior to the transfer of the Option Shares. Any Option Shares that are transferred pursuant to the preceding provisions of this Section will continue to be subject to the right of first refusal set forth in this Section subsequent to any such transfer. If at any time a proposed transfer by Optionee applies to less than all of the Option Shares of Optionee, the right of first refusal in this Agreement granted to the Company will remain in full force and effect as to the remainder of such Option Shares, regardless of whether it is exercised with respect to such initial portion. Optionee may not pledge or otherwise encumber any of the Option Shares without the written consent of the Company.
               (b) The right of first refusal stated in this Agreement will survive the termination of this Agreement. The Company also has the right to assign the right of first refusal stated in this Agreement. The right of first refusal stated in this Agreement will not apply to transfers of Option Shares pursuant to the laws of descent and distribution; provided, however, that any such Option Shares will be subject to the right of first refusal set forth in this Section subsequent to any such transfer. The right of first refusal stated in this Agreement will not apply to the exchange of Option Shares pursuant to a plan of merger, consolidation, recapitalization, or reorganization of the Company, but any stock, securities, or other property received in exchange therefor will be subject to the right of first refusal set forth in this Agreement; provided, however, that any such stock or securities received in any such merger, consolidation, recapitalization, or reorganization will not be subject to the right of first refusal set forth in this Section if the stock or securities received in such merger, consolidation, recapitalization, or reorganization are registered under the 1934 Act. A dissolution or liquidation of the Company will not trigger the right of first refusal set forth in this Agreement; provided, however, that a dissolution or a liquidation of the Company within one year following the sale of all or substantially all of the assets of the Company in exchange for stock or securities will be considered a reorganization of the Company. The right of first refusal set forth in this Section will terminate on the date upon which the Company (or a successor to the Company) first becomes publicly held. For purposes of the preceding sentence, the Company (or a successor to the Company) will be considered “publicly held” if the securities that are of the same class as the Stock (or the securities for which the Stock are exchanged as described in this Section or pursuant to the Plan) will be registered under Section 12 of the 1934 Act.
               (c) The Company shall not be required to (i) transfer on its books any Option Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Option Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Option Shares have been transferred in contravention of this Agreement. Notwithstanding the foregoing provisions of subsections (a) and (b), with advance written consent of the Company, Option Shares may be transferred to Permitted Transferees (as defined below) of the Optionee. The terms of the Option Shares shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee. A “Permitted Transferee” means (i) the spouse of the Optionee, (ii) a trust, or family partnership, the sole beneficiary of which is the Optionee, the spouse of or, any person related by blood or adoption to, the Optionee; provided, that any such transfers to a Permitted Transferee do not conflict with or constitute a violation of state or federal securities laws, the Permitted Transferee grants to the Optionee an irrevocable proxy coupled with an interest to vote all of the Stock so transferred and the Permitted Transferee agrees in writing to be bound by the terms of this Agreement.
          5.4 Lock-Up Period. Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Act, Optionee will not sell or otherwise transfer any Option Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Act. Such restriction will apply only to the first registration statement of the Company to become effective under the Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.
          5.5 Legends. The Company may at any time place legends referencing any restrictions imposed on the shares pursuant to Section 5, and any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Stock subject to the provisions of this Agreement. The Optionee will, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but are not limited to, the following:
“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED

UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.”
If this Option is designated an Incentive Stock Option in the Notice of Grant: “THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON EXERCISE OF AN INCENTIVE STOCK OPTION AS DEFINED IN SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“ISO”). IN ORDER TO OBTAIN THE PREFERENTIAL TAX TREATMENT AFFORDED TO ISOs, THE SHARES SHOULD NOT BE TRANSFERRED PRIOR TO [                    ]. SHOULD THE REGISTERED HOLDER ELECT TO TRANSFER ANY OF THE SHARES PRIOR TO THIS DATE AND FOREGO ISO TAX TREATMENT, THE TRANSFER AGENT FOR THE SHARES SHALL NOTIFY THE CORPORATION IMMEDIATELY. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE INCENTIVE STOCK OPTION IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE) PRIOR TO THIS DATE OR UNTIL TRANSFERRED AS DESCRIBED ABOVE.”
          5.6 Notice of Sales Upon Disqualifying Disposition of ISO. If the Option is designated as an Incentive Stock Option in the Notice of Grant, the Optionee must comply with the provisions of this Section. The Optionee must promptly notify the Chief Financial Officer of the Company if the Optionee disposes of any of the shares acquired pursuant to the Option within one year after the date the Optionee exercises all or part of the Option or within two years after the Date of Grant. Until such time as the Optionee disposes of such shares in a manner consistent with the provisions of this Agreement, unless otherwise expressly authorized by the Company, the Optionee must hold all shares acquired pursuant to the Option in the Optionee’s name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after the Date of Grant. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers. The obligation of the Optionee to notify the Company of any such transfer will continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.
     Section 6. MISCELLANEOUS
          6.1 Service Relationship. For purposes of this Agreement, Optionee will be considered to be in Service as long as Optionee remains an Employee, Consultant, or Director of either the Company or a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company or an employee, consultant, or director of a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such Service, and the cause of such termination, will be determined by the Committee, and its determination will be final.
          6.2 Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement will be in writing and will be deemed to have been duly given when personally delivered or (a) if Optionee is outside of the United States at the time of transmission of such notice, when sent by courier, facsimile, or electronic mail, and (b) if Optionee is within the United States at the time of transmission of such notice, when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company and Optionee to the addresses set forth in the Notice of Grant or to such other address as either party may furnish to the other in writing in accordance with this Agreement, except that notices or changes of address will be effective only upon receipt.
          6.3 Withholding of Tax. To the extent that (a) the exercise of this Option, (b) the disposition of shares of Stock acquired by exercise of this Option, or (c) the operation of any law or regulation providing for the imputation of interest results in compensation income or wages to Optionee for federal or state income tax purposes (a “Taxable Event”), Optionee will deliver to the Company at the time of such Taxable Event such amount of money or shares of Stock as the Company may require to meet all obligations under applicable tax laws or regulations, and, if Optionee fails to do so, the Company is authorized to withhold or cause to be withheld from any cash or Stock remuneration then or thereafter payable to Optionee any tax required to be withheld by reason of compensation income or wages resulting from such Taxable Event. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy or cause to be satisfied any such withholding requirement out of any cash or shares of Stock distributable to Optionee upon such exercise.

          6.4 Binding Effect. This Agreement will be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee.
          6.5 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.